Exhibit 99.1
ANADIGICS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2012 RESULTS

Quarterly Net Sales of $30.5 Million; a sequential increase of 6.4%
Full Year Net Sales $112.6 Million
Quarterly GAAP EPS ($0.23); Non-GAAP EPS ($0.20)
Full year GAAP EPS ($0.99); Non-GAAP EPS ($0.88)

WARREN, N.J., February 19, 2013—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported fourth quarter 2012 net sales of $30.5 million, an increase of 6.4% sequentially and a decrease of 16.5% from the fourth quarter of 2011. Revenue for the full year 2012 of $112.6 million decreased 26.3% on an annual basis.

As of December 31, 2012, cash, cash equivalents and short and long-term marketable securities totaled $51.5 million.

GAAP net loss for the fourth quarter of 2012 was $16.1 million, or ($0.23) per diluted share, a sequential improvement of 5.7%. GAAP net loss for 2012 was $69.9 million, or ($0.99) per share. Non-GAAP net loss for the fourth quarter of 2012 was $13.9 million, or ($0.20) per share, representing a sequential improvement of 8.8%. Non-GAAP net loss for the year was $62.0 million or ($0.88) per diluted share.

“We are very pleased with our overall fourth quarter financial performance, as we continue to execute to our growth strategy,” said Ron Michels, president & CEO of ANADIGICS. “ANADIGICS’ new cellular wireless, WiFi, and infrastructure solutions provide manufacturers with compelling performance and integration advantages, evidenced by our sequential 6.4% increase in sales and continued design win momentum. By further strengthening our relationships with leading OEMs and reference design icons, we believe that ANADIGICS is well positioned for continued success in 2013.”

“Sequential growth and expense control continued to contribute to improvements in our operational metrics and delivered a $1.3M reduction in our Non-GAAP net loss,” said Terry Gallagher, vice president and CFO. “In commenting on the first quarter, we expect revenue growth in WiFi to offset some of the seasonal softness in cellular wireless.”
The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods, restructuring, and management separation charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call
ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 855-859-2056 conference ID 99160808 (available until February 26, 2013).

Recent Highlights
December 11 - ANADIGICS Receives Prestigious Supplier Award from ZTE
November 27 - ANADIGICS Introduces New Small-Cell Wireless Infrastructure Power Amplifier
November 15 - ANADIGICS’ WiFi Front-End Solutions Specified on Leading Reference Designs to Start Production Shipments in First Quarter of 2013
November 13 - ANADIGICS Expands Hybrid Line Amplifier Module Family
November 7 - ANADIGICS Powers Samsung Galaxy Note II

About ANADIGICS, Inc.
ANADIGICS, Inc. (NASDAQ: ANAD) delivers integrated radio frequency (RF) solutions that OEMs and ODMs demand to optimize the performance of wireless, broadband and cable applications across all major networks and standards. ANADIGICS features a diverse portfolio of highly linear, highly efficient RFICs. Headquartered in Warren, NJ, the company's award-winning products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers and other components that can be purchased individually or packaged as integrated RF and front-end modules. For more information, visit www.anadigics.com.

Safe Harbor Statement
Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31, 2012	December 31, 2011	September 29, 2012	December 31, 2012	December 31, 2011
	Unaudited	Unaudited	Unaudited	Unaudited	Audited

Net sales	$30,476	$36,517	$28,642	$112,643	$152,827
Cost of sales	31,017	31,148	28,809	113,869	121,724
Gross (loss) profit	(541)	5,369	(167)	(1,226)	31,103
Research and development expenses	10,145	10,186	10,823	43,892	45,037
Selling and administrative expenses	5,516	11,013	5,597	24,289	35,138
Restructuring charges	-	-	605	2,338	1,047
Operating loss	(16,202)	(15,830)	(17,192)	(71,745)	(50,119)
Interest income	117	159	128	528	576
Interest expense	-	-	-	0	(25)
Other income, net	24	90	25	1,364	245
Net loss	$(16,061)	$(15,581)	$(17,039)	$(69,853)	$(49,323)

Net loss per share
Basic and diluted	$(0.23)	$(0.23)	$(0.24)	$(0.99)	$(0.73)

Basic and dilutive shares outstanding	71,324	68,431	71,143	70,721	67,771

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(16,061)	$(15,581)	$(17,039)	$(69,853)	$(49,323)
Stock compensation expense (excluding Restructuring and Management separation charges)
Cost of sales	151	195	208	888	1,798
Research and development	253	196	387	1,626	2,413
Selling and administrative	613	1,052	598	3,218	4,924
Management separation charges
Research and development (1)	-	-	-	-	838
Selling and administrative (1)	-	4,234	-	-	6,345
Cost of sales charge (2)	1,145	-		1,145	-
Thailand flood (3)		448		-	448
Marketable securities redemptions and accretion (4)	(28)	(43)	(29)	(1,393)	(208)
Restructuring charges (1)	-	-	605	2,338	1,047
Non-GAAP net loss	$(13,927)	$(9,499)	$(15,270)	$(62,031)	$(31,718)

Non-GAAP loss per share (*)
Basic and diluted	$(0.20)	$(0.14)	$(0.21)	$(0.88)	$(0.47)

(*) Calculated using related GAAP shares outstanding

(1) Management separation charges for three months ended December 31,2011 included non-cash stock compensation of $1,775 in Selling and administrative.
Management separation charges for twelve months ended December 31, 2011 included non-cash stock compensation of $568 and $1,891 in Research and development and Selling and administrative, respectively.
Restructuring charges for the twelve months ended December 31, 2012 includes non-cash stock compensation of $65.
(2) Charge resulting from product scrap and replacement costs following an equipment change.
(3) Charges associated with damages from the Thailand floods.
(4) Marketable securities adjustments include realized gains upon redemptions and interest accretion.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2012	12/31/2011 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$24,949	$32,695
Marketable securities	17,750	24,127
Accounts receivable	12,233	17,329
Inventory	18,840	19,733
Prepaid expenses and other current assets	3,031	3,198
Total current assets	76,803	97,082

Marketable securities	8,811	36,756
Plant and equipment, net	41,048	54,724
Other assets	219	239
	$126,881	$188,801

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$14,099	$11,905
Accrued liabilities	4,345	7,946
Accrued restructuring costs	395	-
Total current liabilities	18,839	19,851

Other long-term liabilities	2,017	2,425

Stockholders’ equity	106,025	166,525
	$126,881	$188,801

(*) The condensed balance sheet at December 31, 2011 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.